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                                                                   Exhibit 10.14

                                TERM AGREEMENT
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     THIS AGREEMENT made as of this 11th day of August, 1994 by and between GULF
                                    ----        ------
STATES FIBRENET whose office address is 910 First Avenue, West Point, Georgia 31833 hereinafter referred to as "GSFN", and ILLINOIS CENTRAL RAILROAD COMPANY, whose post office address is 17641 Ashland Avenue, Homewood, Illinois, 60430 hereinafter referred to as "RAILROAD".


                              W I T N E S S E T H


     WHEREAS, RAILROAD owns the exclusive right to grant easements, leases or licenses for the installation of fiber optic cable systems within certain real property as shown in red on the rail system map attached hereto as Exhibit "A" (hereinafter referred to as "Rail Corridor"); and

     WHEREAS, GSFN wishes to acquire from RAILROAD an easement or easements, as hereinafter described, defined and limited, in, on, upon, over, under, across, along and through approximately 308 miles of Rail Corridor from Mile Post 0.0 in Meridian, Mississippi, to Mile Post 140 in Vicksburg, Mississippi. From Mile Post 0.0 in Delta Point, Louisiana to Mile Post 170.60 in Shreveport, Louisiana (the mile posts are not necessarily indicative of the total mileage of any route but only indicate the terminal points) to permit the construction, installation, operation, maintenance, repair, reinstallation, replacement and removal therein of the Fiber Optic Cable System as herein defined, and

     WHEREAS, The Kansas City Southern Railway Company, hereinafter referred to as "KCS" owns and operates a railroad over and across the Rail Corridor from Meridian, Mississippi to Shreveport, Louisiana and Railroad owns and performs operation over and across a portion of Rail Corridor in Jackson, Mississippi from Mile Post 95.26 to Mile Post 96.15.

     WHEREAS, GSFN and RAILROAD desire to enter into this Agreement to cover the grant of easement, purchase price and closing process. All other terms shall be part of separate agreements between GSFN and RAILROAD and GSFN and KCS.

     NOW, THEREFORE, in consideration of the premises and in consideration of the mutual covenants and agreements herein, the parties hereby expressly agree as follows:

PURCHASE PRICE AND GRANT:

     1. The Purchase Price for the grant set forth herein shall be TWO MILLION FOUR HUNDRED AND SIXTY FIVE THOUSAND DOLLARS ($2,465,000.00). GSFN shall pay the purchase price to RAILROAD as set forth in paragraph 2 hereof. Upon closing, RAILROAD agrees to deliver to GSFN fully executed Easement Memoranda for each county or parish Rail Corridor passes through, in form for recordation, granting to GSFN the right of use and occupancy for (i) the construction, installation, operation, maintenance, repair, reinstallation, replacement and removal of a single Fiber Optic Cable System within the Rail Corridor and (ii) up to (10) ten Repeater Sites, all pursuant to specifications acceptable to and at such locations to be approved to by agreement and as subject to the terms and conditions of that certain Agreement between RAILROAD and GSFN dated
_______, 1994, a copy of which is attached hereto and made a part hereof. The Easement Memoranda

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shall be in the form of Exhibit "B" attached hereto and made a part hereof.

     2.   Payment of the Purchase Price shall be made to RAILROAD as follows:

     (i) payment of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) upon execution of the Agreement by GSFN.

     (ii) payment of TWO MILLION FOUR HUNDRED FORTY FIVE THOUSAND DOLLARS ($2,440,000.00) by August 22, 1994.

Payment shall be by certified or cashiers check or by wire of immediately available federal funds as determined by the RAILROAD. The date payment is made shall be known as the "date of closing".

     In the event GSFN fails to pay the Purchase Price as described above, RAILROAD may, at its option and at its exclusive remedy, terminate this Agreement and retain the $25,000.00 deposit as agreed liquidated damages.

     3.   RAILROAD shall deliver executed Easement Memoranda to GSFN as follows:

          Upon payment of the sums set forth in paragraph 2(ii) hereof RAILROAD shall deliver to GSFN executed Easement Memoranda for each county and parish within Rail Corridor.

Installation of the Fiber Optic Cable system shall be permitted only upon delivery of Easement Memoranda for the Rail Corridor. Failure of GSFN to make payment of the full purchase price by August 22, 1994 shall cause all rights granted to terminate immediately.

     4. This Agreement and easement granted GSFN pursuant to this Agreement and Operating Agreement shall have an initial term of thirty-one (31) years from the date of the closing. GSFN, in its sole discretion and option may extend the term from and after the date of closing for as many as two (2) additional terms of ten (10) years each, such option to be exercised in each instance and written notice thereof given to the RAILROAD at least twelve (12) months before expiration of the then existing term of the Easement and this Agreement and payment of the purchase price prior to the termination date of the preceding term. The purchase price shall be determined by RAILROAD based on the lineal miles of Rail Corridor then occupied by GSFN, RAILROAD shall notify GSFN, in writing, no later than ninety (90) days subsequent receipt of GSFN's notice to extend the term, of the purchase price acceptable to RAILROAD. If the purchase price for the extended term exceeds the sum of $8,000.00 per mile set forth herein for the initial term and is not acceptable to GSFN, it shall notify RAILROAD within thirty (30) days and have an additional sixty (60) days after its notice to secure and deliver to RAILROAD an independent appraisal report indicating the fair market value of the easement as determined by a qualified licensed right-of-way appraiser. If both parties cannot then agree on the purchase price, they shall within thirty (30) days of GSFN's appraisal select a mutually agreeable appraiser. The purchase price as determined by the mutually agreeable appraiser shall then become the final purchase price and GSFN may exercise its option at the value set forth by the appraiser, but in no event shall the purchase price be less than the purchase price per mile sum set of $8,000.00 for the initial Easement. The parties agree to share


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the cost of the mutually selected appraiser. For each of the appraisals provided for above, the instruction to the appraiser(s) shall be to determine the fair market value of a (10) year easement and subsequent ten (10) year easement for a fiber optic cable emplacement, without reference to the value of GSFN's Fiber Optic Cable System installed thereon, or to the revenues derived therefrom by GSFN. Prior to the expiration of the full second renewal term, RAILROAD agrees to execute such recordable Easement Memoranda may be required to grant to GSFN, at no additional cost or price, in perpetuity all rights of usage and occupancy of the Easement as are set forth in this Agreement and the Easement Operating Agreement. No such grant will be made in the event GSFN has not renewed this Agreement for the full term of both renewal periods or if this Agreement, or any such term has been terminated for any reason prior to the completion of the initial term and the two ten (10) year extensions as provided herein.

5. It is expressly understood RAILROAD does not warrant title to the premises and GSFN accepts the grants of privileges contained herein subject to all lawful outstanding existing liens, mortgages and superior rights in, and to said premises, all leases, licenses and easements or other interests granted to others, GSFN agrees it shall not have or make claim against RAILROAD for damage on account of any deficiency in title to the Easement premises in the event of failure or insufficiency of RAILROAD's title. RAILROAD does represent that it has the right to grant the Easements described herein and that such grant does not violate any easements or other agreements entered into by the RAILROAD.

6.   The parties further agree to following:

     (i) The provisions of Sections 30, 21, and 32 of the Operating Agreement are incorporated herein by reference.

     (ii) The Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Mississippi.

     (iii) Capitalized terms not otherwise defined herein shall have the meanings provided in the Operating Agreement.

     (iv) The Easements granted to GSFN by RAILROAD shall be non-exclusive and RAILROAD, shall have the right to agree to other occupations of the same easement by one or more other person(s), company(ies) or other entity(ies); provided, however, that any holders of such subsequent occupancies or agreements for such occupancies shall be subordinate to prior easements and occupancies and subsequent users shall under no circumstances be given the right to interfere with or cause the relocation of the GSFN Facilities.

7. The right to renew the Easement as set forth herein shall apply to all of the Fiber-Optic Cable System installed, and installation shall be subject to all of terms and conditions set forth herein.

8. The terms and conditions of the grant, installation, maintenance, title, operation and all other elements of the Fiber Optic Cable System and operation shall be subject to the Operating Agreement between GSFN and the Operating Agreement between GSFN and KCS, a copies of which is attached

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hereto and incorporated herein.

9. GSFN shall not disclose the terms of this Agreement to KCS without the prior written consent of RAILROAD.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized offices in counterpart as of the day and year first written.


GULF STATES FIBRENET                  ILLINOIS CENTRAL RAILROAD COMPANY

By: /s/ Steven D. Moses               By: /s/ [SIGNATURE ILLEGIBLE]
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TITLE: General Manager                TITLE: PRESIDENT & CHIEF EXECUTIVE OFFICER
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ATTEST:

By:                                   By: /s/ D. A. Hills
   -------------------------------       --------------------------------------

TITLE: Provisions Coordinator         TITLE: MANAGER INDUSTRIAL DEVELOPMENT
      ----------------------------          -----------------------------------

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